Exhibit 4(b)

This Supplemental Indenture is being recorded in the following counties in the State of Florida: Bay, Calhoun, Escambia, Gadsden, Holmes, Jackson, Okaloosa, Santa Rosa, Walton and Washington. Only the legal description of the property located in a specific county will be attached to the supplemental indenture recorded in such county.

This instrument was prepared by:
Paul I. Cutler
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

FLORIDA POWER & LIGHT COMPANY
to
DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company)
As Trustee under Florida Power & Light
Company’s Mortgage and Deed of Trust,
Dated as of January 1, 1944.

One Hundred Thirty-Second Supplemental Indenture
Relating to Property Acquired from Gulf Power Company

Dated as of January 1, 2021

NOTE TO EXAMINER: THIS ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE ONLY SPREADS TO THE PROPERTY DESCRIBED HEREIN (IN ACCORDANCE WITH AND FOR THE PURPOSES STATED HEREIN) THE LIEN OF THE MORTGAGE (AS DEFINED HEREIN AND AS AMENDED TO DATE.) ALL DOCUMENTARY EXCISE TAXES AND NON-RECURRING INTANGIBLE TAXES WERE PAID UPON RECORDING THE MORTGAGE (AS AMENDED TO DATE). NO ADDITIONAL FUNDS HAVE BEEN ADVANCED IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE, AND THIS ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE DOES NOT INCREASE THE MAXIMUM PRINCIPAL SUM SECURED BY THE MORTGAGE. THIS ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE SIMPLY SPREADS THE LIEN OF THE MORTGAGE TO THE PROPERTY DESCRIBED HEREIN. THUS, NO ADDITIONAL DOCUMENTARY EXCISE TAX OR NON-RECURRING INTANGIBLE TAX ARE DUE ON THIS ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE.

ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE
INDENTURE, dated as of the 1st day of January, 2021, made and entered into by and between Florida Power & Light Company, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach, Florida 33408 (hereinafter sometimes called “FPL”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a corporation of the State of New York, whose post office address is 60 Wall Street, 24th Floor, New York, New York 10005 (hereinafter called the “Trustee”), as the one hundred thirty-second supplemental indenture (hereinafter called the “One Hundred Thirty-Second Supplemental Indenture”) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (hereinafter called the “Mortgage”), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as CoTrustee (now resigned), the Trustee now acting as the sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, reference to which Mortgage is hereby made, this One Hundred Thirty-Second Supplemental Indenture being supplemental thereto;
Whereas, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and
Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and
Whereas, as of 12:01 a.m. on January 1, 2021, pursuant to the Agreement and Plan of Merger dated as of December 18, 2020 between Gulf Power Company, a corporation of the State of Florida (hereinafter called “Gulf Power”), and FPL, Gulf Power was merged into FPL (the “Merger”) with FPL as the surviving corporation; and
Whereas, in connection with the Merger FPL has acquired certain real and personal property; and
Whereas, the execution and delivery by FPL of this One Hundred Thirty-Second Supplemental Indenture has been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;
Now, Therefore, This Indenture Witnesseth: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Deutsche Bank Trust Company Americas, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all of the properties described in Schedule A attached hereto and hereby made a part hereof; all property, real, personal and mixed, acquired by FPL after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned (except any properties heretofore released pursuant to any provisions of the Mortgage and in the process of being sold or disposed of by FPL) or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by FPL and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of FPL in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together With all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which FPL now has or may hereinafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It Is Hereby Agreed by FPL that, subject to the provisions of Section 87 of the Mortgage, all the property, rights, and franchises acquired by FPL after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Mortgage, as if such property, rights and franchises were now owned by FPL and were specifically described herein and conveyed hereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of this One Hundred Thirty-Second Supplemental Indenture and from the Lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel (including Nuclear Fuel unless expressly subjected to the Lien and operation of the Mortgage by FPL in a future supplemental indenture), oil and similar materials and supplies consumable in the operation of any properties of FPL; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by FPL for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) FPL’s franchise to be a corporation; and (7) the properties already sold or in the process of being sold by FPL and heretofore released from the Mortgage and Deed of Trust, dated as of January 1, 1926, from Florida Power & Light Company to Bankers Trust Company and The Florida National Bank of Jacksonville, trustees, and specifically described in three separate releases executed by Bankers Trust Company and The Florida National Bank of Jacksonville, dated July 28, 1943, October 6, 1943 and December 11, 1943, which releases have heretofore been delivered by the said trustees to FPL and recorded by FPL among the Public Records of all Counties in which such properties are located; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
To Have And To Hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by FPL as aforesaid, or intended so to be, unto Deutsche Bank Trust Company Americas, the Trustee, and its successors and assigns forever.
In Trust Nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage,

as heretofore supplemented, this One Hundred Thirty-Second Supplemental Indenture being supplemental thereto.
And It Is Hereby Covenanted by FPL that all terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of FPL and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by FPL at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee, by the Mortgage as a part of the property therein stated to be conveyed.
FPL further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:
ARTICLE I

Miscellaneous Provisions

Section 1.    Subject to the amendments provided for in this One Hundred Thirty-Second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this One Hundred Thirty-Second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 2.     The Trustee hereby accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this One Hundred Thirty-Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this One Hundred Thirty-Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this One Hundred Thirty-Second Supplemental Indenture.
Section 3.    Whenever in this One Hundred Thirty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this One Hundred Thirty-Second Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 4.     Nothing in this One Hundred Thirty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this One Hundred Thirty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this One Hundred Thirty-Second Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.
Section 5.    The Mortgage, as heretofore supplemented and amended and as supplemented hereby, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the States of Florida, Georgia, Mississippi and Alabama to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.
Section 6.    This One Hundred Thirty-Second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
In Witness Whereof, FPL has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Deutsche Bank Trust Company Americas has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one or more of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, one of its Assistant Secretaries or one of its Associates, all as of the day and year first above written.

Florida Power & Light Company
By:	W. SCOTT SEELEY
W. Scott Seeley Vice President, Compliance & Corporate Secretary
Attest:
SHARON SARTOR
Sharon Sartor Assistant Secretary

Executed, sealed and delivered by
Florida Power & Light Company
in the presence of:

KRISTEN CAREY
Kristen Carey

W. JAY FRAZIER
W. Jay Frazier

Deutsche Bank Trust Company Americas As Trustee
By:	IRINA GOLOVASHCHUK
Irina Golovashchuk Vice President

By:	CHRIS NIESZ
Chris Niesz Vice President

[CORPORATE SEAL]

Attest:
JEFFREY SCHOENFELD
Jeffrey Schoenfeld Vice President

Executed, sealed and delivered by
Deutsche Bank Trust Company Americas
in the presence of:

ROBERT S. PESCHLER
Robert S. Peschler

AMRITA S. PESCHLER
Amrita S. Peschler

State of Florida	}
County of Palm Beach		SS:

On the 28th day of December, in the year 2020 before me by means of physical presence personally came W. Scott Seeley, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Compliance & Corporate Secretary of Florida Power & Light Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

I Hereby Certify, that on this 28th day of December, 2020, before me by means of physical presence personally appeared W. Scott Seeley and Sharon Sartor, respectively, the Vice President, Compliance & Corporate Secretary and an Assistant Secretary of Florida Power & Light Company, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.
Witness my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.

KRISTEN CAREY
Notary Public – State of Florida

Notary Public State of Florida
Kristen Carey
My Commission HH 026570
Expires 08/02/2024

State of New Jersey	}
County of Monmouth		SS:

On the 22nd day of December in the year 2020, before me by means of physical presence personally came Irina Golovashchuk and Chris Niesz, to me known, who, being by me duly sworn, did depose and say that they are respectively a Vice President and a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

I Hereby Certify, that on this 22nd day of December, 2020, before me by means of physical presence personally appeared Irina Golovashchuk, Chris Niesz and Jeffrey Schoenfeld, respectively, a Vice President, a Vice President and a Vice President of Deutsche Bank Trust Company Americas, a corporation under the laws of the State of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.
Witness my signature and official seal at Little Silver, in the County of Monmouth, and State of New Jersey, the day and year last aforesaid.

ROBERT S. PESCHLER
Notary Public – State of New Jersey

Robert S. Peschler
Notary Public of New Jersey
Comm. #2427815
My Commission Expires 12/11/2022

SCHEDULE A

TO ONE HUNDRED THIRTY-SECOND SUPPLEMENTAL INDENTURE

County	Use	PARCEL NO	ADDR	CITY	ST	ZIP	Legal Description
Calhoun	Altha Sub	03-1N-09-0000-0012-0000	SR 71 N	ALTHA	FL	32421	BEG NE/C S 183FT S 51D19M W 2478.2FT FOR POB N 27D W 378. 55FT S 62D58M W 400FT S 27D2M
Calhoun	Blountstown Sub	04-1S-08-0000-0038-0000	21404 MID-WAY SE	BLOUNTSTOWN	FL	32424	1A BEG AT NE COR OF SECT 4 TH N 89D 15M W S 20D 05M 30S E 1553.9FT TH N 70D 54M 30S E
Calhoun	Substation	03-1N-09-0000-0005-0200	SR 71 N	ALTHA	FL	32421
Commence at a 5/8 inch iron rod and cap (LS 5024) marking the Northeast corner of Section 3, Township 1 North, Range 9 West, Calhoun County, Florida, and run thence South a distance of 183.00 feet; thence South 51 degrees 19 minutes 00 seconds West, a distance of 2476.50 feet to the Easterly boundary of lands described in Deed Book 72, at Page 54 of the Public Records of said County; thence North 27 degrees 01 minutes 52 seconds West a distance of 378.86 feet to the most Northerly corner of said lands; thence South 62 degrees 58 minutes 39 seconds West along the Northwesterly boundary of said lands, a distance of 399.99 feet to a one inch iron pipe and the Point of Beginning From said Point of Beginning thence North 88 degrees 59 minutes 00 seconds West, a distance of 215.45 feet to the Northeasterly right of way boundary of the M&B Railroad (100 foot right of way); thence South 27 degrees 25 minutes 50 seconds East along said Northeasterly right of way boundary a distance of 411.37 feet to the Northerly boundary of lands described in Official Records Book 233, at pages 528-533 of said Public Records; thence South 88 degrees 58 minutes 38 seconds East along said Northerly boundary, a distance of 212.27 feet to a one inch iron pipe marking the Southwest Corner of the aforesaid lands described in Deed Book 72, at Page 54; thence North 27 degrees 02 minutes 00 seconds West along the Westerly boundary of said lands 409.86 feet to the Point of Beginning Containing 1.78 acres, more or less.

Schedule

This Supplemental Indenture was filed in Calhoun County, Florida. FPL filed substantially similar supplemental indentures in various counties in the State of Florida as well as in Monroe County, Georgia and Jackson County, Mississippi to subject to the Lien of the Mortgage certain real property owned by Gulf Power immediately prior to the Merger. The only material difference among these supplemental indentures is the description of the real property set forth on the property schedule being subjected to the Lien of the Mortgage, which, by necessity, differs from county to county.